UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2012

Allied American Steel Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-143969	20-8600068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant, Suite 660 Pittsburgh, PA	15219
(Address of principal executive offices)	(Zip Code)

                 (412) 223-2663

(Registrant’s telephone number, including area code)

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 7, 2012 we determined not to exercise the option under the May 27, 2011 Assignment and Sale Agreement among us, North American Iron Ore, Inc. and Canamara Energy Corporation which provided us with the right to acquire up to a 60% undivided interest in certain mineral claims located in Lyonne Township, Roberval County in the Province of Quebec. (the “Lake Touladi Property”). This determination was made on the basis of work performed on the Lake Touladi Property, review of diligence materials and internal discussions with members of our Advisory Board. We do not believe the Lake Touladi Property to be a viable resource mine as significant portions of the iron and some of the titanium resources located on the Lake Touladi Property are locked in silicate materials where economic recovery is unlikely. Further, we believe that the Lake Touladi Property contains substantially lower grades of titanium compared to similar mining projects in the area. We are actively seeking to locate alternate mining opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied American Steel Corp.

Date: May 11, 2012	By:	/s/ Jes Black
Jes Black, President